Exhibit 99.1

(Furnished herewith)

News Release

Contact:
Jen Hartmann
Director, Public Relations
HartmannJenniferA@JohnDeere.com

Deere Reports Third Quarter Net Income of $1.884 Billion

●	Third-quarter net sales rise 25%, bolstered by higher rates of production, despite continuing supply-chain pressures.

●	Full-year earnings outlook revised to range of $7.0 – $7.2 billion.
●	Strong order books and positive customer fundamentals to drive demand in 2023.

MOLINE, Illinois (August 19, 2022) — Deere & Company reported net income of $1.884 billion for the third quarter ended July 31, 2022, or $6.16 per share, compared with net income of $1.667 billion, or $5.32 per share, for the quarter ended August 1, 2021. For the first nine months of the year, net income attributable to Deere & Company was $4.885 billion, or $15.88 per share, compared with $4.680 billion, or $14.86 per share, for the same period last year.

Net sales and revenues increased 22 percent, to $14.102 billion, for the third quarter of 2022 and rose 13 percent, to $37.041 billion, for nine months. Net sales were $13.000 billion for the quarter and $33.565 billion for nine months, compared with $10.413 billion and $29.461 billion last year.

“We're proud of the extraordinary efforts by our employees to increase factory output and get products to customers under challenging circumstances,” said John C. May, chairman and chief executive officer. “At the same time, our results reflected higher costs and production inefficiencies driven by the difficult supply-chain situation.”

Company Outlook & Summary

Net income attributable to Deere & Company for fiscal 2022 is forecast to be in a range of $7.0 billion to $7.2 billion.

“Looking ahead, we believe favorable conditions will continue into 2023 based on the strong response we have experienced to early-order programs,” said May. “We are working closely with our factories and suppliers to meet higher levels of customer demand next year. Additionally, we are confident the company’s smart industrial strategy and leap ambitions will continue unlocking new value for customers through Deere’s advanced technologies and solutions.”

Deere & Company	Third Quarter			Year to Date
$ in millions, except per share amounts	2022	2021	% Change	2022	2021	% Change
Net sales and revenues	$14,102	$11,527	22%	$37,041	$32,697	13%
Net income	$1,884	$1,667	13%	$4,885	$4,680	4%
Fully diluted EPS	$6.16	$5.32		$15.88	$14.86

Results for the presented periods were affected by special items. See Note 1 of the financial statements in this earnings release for further details.

Production & Precision Agriculture	Third Quarter
$ in millions	2022	2021	% Change
Net sales	$6,096	$4,250	43%
Operating profit	$1,293	$906	43%
Operating margin	21.2%	21.3%

Production and precision agriculture sales increased for the quarter due to higher shipment volumes and price realization, partially offset by the unfavorable impact of currency translation. Operating profit rose primarily due to price realization and higher shipment volumes / sales mix. These items were partially offset by higher production costs, higher selling, administrative, and general expenses, increased research and development expenses, and the unfavorable effects of foreign currency exchange.

Production & Precision Agriculture Operating Profit

Third Quarter 2022 compared to Third Quarter 2021

$ in millions

$906
$492
$646
($47)
($2)
($535)
($140)
$1
($28)
$1,293
Third Quarter 2021
Volume/ Mix
Price
Currency
Warranty
Production Costs
SA&G/ R&D
Special Items
Other
Third Quarter 2022

Small Agriculture & Turf	Third Quarter
$ in millions	2022	2021	% Change
Net sales	$3,635	$3,147	16%
Operating profit	$552	$583	-5%
Operating margin	15.2%	18.5%

Small agriculture and turf sales for the quarter increased due to higher shipment volumes and price realization partially offset by the unfavorable impact of currency translation. Operating profit decreased primarily due to higher production costs, higher selling, administrative, and general expenses, increased research and development expenses, and the unfavorable effects of foreign currency exchange. These items were partially offset by price realization and higher sales volumes. Results for the prior period included a gain on the sale of a closed factory in China that had produced small agricultural equipment.

Small Agriculture & Turf Operating Profit
Third Quarter 2022 compared to Third Quarter 2021
$ in millions
$583
$69
$314
($38)
$5
($304)
($42)
($27)
($8)
$552
Third Quarter 2021
Volume/ Mix
Price
Currency
Warranty
Production Costs
SA&G/ R&D
Special Items
Other
Third Quarter 2022

Construction & Forestry	Third Quarter
$ in millions	2022	2021	% Change
Net sales	$3,269	$3,016	8%
Operating profit	$514	$463	11%
Operating margin	15.7%	15.4%

Construction and forestry sales moved higher for the quarter primarily due to price realization. Operating profit increased due to price realization, partially offset by higher production costs.

Construction & Forestry Operating Profit

Third Quarter 2022 compared to Third Quarter 2021

$ in millions

$463
($5)
$302
$19
($2)
($262)
($10)
($1)
$10
$514
Third Quarter 2021
Volume/ Mix
Price
Currency
Warranty
Production Costs
SA&G/ R&D
Special Items
Other
Third Quarter 2022

Financial Services	Third Quarter
$ in millions	2022	2021	% Change
Net income	$209	$227	-8%

Financial services net income for the quarter was negatively affected by unfavorable discrete income-tax adjustments, a higher provision for credit losses, and lower gains on operating-lease residual values. These items were partially offset by income earned on a higher average portfolio.

Industry Outlook for Fiscal 2022
Agriculture & Turf
U.S. & Canada:
Large Ag	Up ~ 15%
Small Ag & Turf	~ Flat
Europe	~ Flat
South America (Tractors & Combines)	Up 10 to 15%
Asia	Down moderately

Construction & Forestry
U.S. & Canada:
Construction Equipment	Up ~ 10%
Compact Construction Equipment	Flat to Down 5%
Global Forestry	Flat to Down 5%
Global Roadbuilding	Flat to Up 5%

Deere Segment Outlook for Fiscal 2022		Currency	Price
$ in millions	Net Sales	Translation	Realization
Production & Precision Ag	Up 25 to 30%	-2%	+14%
Small Ag & Turf	Up 10 to 15%	-3%	+9%
Construction & Forestry	Up ~ 10%	-3%	+10%

Financial Services	Net Income	$ 870

Financial Services. Full-year 2022 results are expected to be slightly lower than in fiscal 2021 due to a higher provision for credit losses, less-favorable financing spreads, and higher selling, administrative, and general expenses. These factors are expected to be partially offset by income earned on a higher average portfolio.

John Deere Capital Corporation

The following is disclosed on behalf of the company’s financial services subsidiary, John Deere Capital Corporation (JDCC), in connection with the disclosure requirements applicable to its periodic issuance of debt securities in the public market.

	Third Quarter			Year to Date
$ in millions	2022	2021	% Change	2022	2021	% Change
Revenue	$689	$683	1%	$1,984	$2,015	-2%
Net income	$173	$186	-7%	$521	$530	-2%
Ending portfolio balance				$45,185	$41,508	9%

Results in the quarter declined due to unfavorable discrete income-tax adjustments, less-favorable financing spreads, and lower gains on operating-lease residual values. Partially offsetting these factors was income earned on a higher average portfolio. For the year-to-date period, net income decreased mainly due to less-favorable financing spreads, a higher provision for credit losses, and unfavorable discrete income-tax adjustments, partially offset by income earned on a higher average portfolio.

FORWARD-LOOKING STATEMENTS

Certain statements contained herein, including in the sections entitled “Company Outlook & Summary,” “Industry Outlook,” and “Deere Segment Outlook,” relating to future events, expectations, and trends constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and involve factors that are subject to change, assumptions, risks, and uncertainties that could cause actual results to differ materially. Some of these risks and uncertainties could affect all lines of the company’s operations while others could more heavily affect a particular line of business.

Forward-looking statements are based on currently available information and current assumptions, expectations, and projections about future events and should not be relied upon. Except as required by law, the company expressly disclaims any obligation to update or revise its forward-looking statements. Further information concerning the company and its businesses, including factors that could materially affect the company’s financial results, is included in the company’s other filings with the SEC (including, but not limited to, the factors discussed in Item 1A. “Risk Factors” of the company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q).

Factors Affecting All Lines of Business

All of the company’s businesses and their results are affected by general global macroeconomic conditions, including but not limited to inflation, including rising costs for materials used in our production, slower growth or recession, higher interest rates and currency fluctuations which could adversely affect the U.S. dollar and customer confidence, customer access to capital and overall demand for our products; delays or disruptions in the company’s supply chain, including work stoppages or disputes by suppliers with their unionized labor; shipping delays; government spending and taxing; changes in weather and climate patterns; the political and social stability of the markets in which the company operates; the effects of, or response to, wars and other conflicts, including the current military conflict between Russia and Ukraine; natural disasters; and the spread of major epidemics or pandemics (including the COVID-19 pandemic). The sustainability of economic recovery from COVID-19 remains unclear and significant volatility could continue for a prolonged period.

Significant changes in market liquidity conditions, changes in the company’s credit ratings, and any failure to comply with financial covenants in credit agreements could impact our access to or terms of future funding, which could reduce the company’s earnings and cash flows. A debt crisis in Europe, Latin America, or elsewhere could negatively impact currencies, global financial markets, funding sources and costs, asset and obligation values, customers, suppliers, and demand for equipment. The company’s investment management activities could be impaired by changes in the equity, bond, and other financial markets, which would negatively affect earnings.

Additional factors that could materially affect the company’s operations, financial condition, and results include changes in governmental trade, banking, monetary, and fiscal policies, including, policies, and tariffs for the benefit of certain industries or sectors; actions by environmental, health, and safety regulatory agencies, including those related to engine emissions, carbon and other greenhouse gas emissions, and the effects of climate change; changes to GPS radio frequency bands and their permitted uses; changes to accounting standards; changes to and compliance with economic sanctions and export controls laws and regulations (including those in place for Russia); and compliance with evolving U.S. and foreign laws when expanding to new markets and otherwise.

Other factors that could materially affect the company’s results and operations include security breaches, cybersecurity attacks, technology failures, and other disruptions to the information technology infrastructure of the company and its suppliers and dealers; security breaches with respect to the company’s products; the loss of or challenges to intellectual property rights; the availability and prices of strategically sourced materials, components, and whole goods; introduction of legislation that could affect the company’s business model and intellectual property, such as right to repair or right to modify; events that damage the company’s reputation or brand; significant investigations, claims, lawsuits, or other legal proceedings; the success or failure of new product initiatives or business strategies; changes in product preferences, sales mix, and take rates of products and life cycle solutions; gaps or limitations in rural broadband coverage, capacity, and speed needed to support technology solutions; oil and energy prices, supplies, and volatility; the availability and cost of freight; actions of competitors in the various industries in which the company competes, particularly price discounting; dealer practices, especially as to levels of new and used field inventories; changes in demand and pricing for used equipment and resulting impacts on lease residual values; the inability to deliver precision technology and agricultural solutions to customers; labor relations and contracts, including work stoppages and other disruptions; changes in the ability to attract, develop, engage, and retain qualified personnel; and the integration of acquired businesses.

Agricultural Equipment Operations

The company’s agricultural equipment operations are subject to a number of uncertainties, including certain factors that affect farmers’ confidence and financial condition. These factors include demand for agricultural products; world grain stocks; soil conditions; harvest yields; prices for commodities and livestock; availability and cost of fertilizer; availability of transport for crops; the growth and sustainability of non-food uses for some crops (including ethanol and biodiesel production); real estate values; available acreage for farming; changes in government farm programs and policies; changes in and effects of crop insurance programs; changes in environmental regulations and their impact on farming practices; animal diseases and their effects on poultry, beef, and pork consumption and prices on livestock feed demand; and crop pests and diseases.

Production and Precision Agriculture Operations

The production and precision agriculture operations rely in part on hardware and software, guidance, connectivity and digital solutions, and automation and machine intelligence. Many factors contribute to the company’s precision agriculture sales and results, including the impact to customers’ profitability and/or sustainability outcomes; availability of technological innovations; speed of research and development; effectiveness of partnerships with third parties; and the dealer channel’s ability to support and service precision technology solutions.

Small Agriculture and Turf Equipment

Factors affecting the company’s small agriculture and turf equipment operations include customer profitability; consumer purchasing preferences; housing starts and supply; infrastructure investment; spending by municipalities and golf courses; and consumable input costs.

Construction and Forestry

Factors affecting the company’s construction and forestry equipment operations include real estate and housing prices; the number of housing starts; commodity prices such as oil and gas; the levels of public and non-residential construction; and investment in infrastructure. Prices for pulp, paper, lumber, and structural panels affect sales of forestry equipment.

John Deere Financial

The liquidity and ongoing profitability of John Deere Capital Corporation and the company’s other financial services subsidiaries depend on timely access to capital to meet future cash flow requirements, and to fund operations, costs, and purchases of the company’s products. If general economic conditions deteriorate or capital markets become more volatile, funding could be unavailable or insufficient. Additionally, customer confidence levels may result in declines in credit applications and increases in delinquencies and default rates, which could materially impact write-offs and provisions for credit losses.

DEERE & COMPANY

THIRD QUARTER 2022 PRESS RELEASE

(In millions of dollars) Unaudited

	Three Months Ended			Nine Months Ended
	July 31	August 1%		July 31	August 1%
	2022	2021	Change	2022	2021	Change
Net sales and revenues:
Production & precision ag net sales	$6,096	$4,250	+43	$14,568	$11,848	+23
Small ag & turf net sales	3,635	3,147	+16	9,836	9,051	+9
Construction & forestry net sales	3,269	3,016	+8	9,161	8,562	+7
Financial services revenues	903	902		2,637	2,679	-2
Other revenues	199	212	-6	839	557	+51
Total net sales and revenues	$14,102	$11,527	+22	$37,041	$32,697	+13

Operating profit: *
Production & precision ag	$1,293	$906	+43	$2,646	$2,557	+3
Small ag & turf	552	583	-5	1,443	1,699	-15
Construction & forestry	514	463	+11	1,599	1,220	+31
Financial services	287	291	-1	864	844	+2
Total operating profit	2,646	2,243	+18	6,552	6,320	+4
Reconciling items **	(108)	(85)	+27	(303)	(312)	-3
Income taxes	(654)	(491)	+33	(1,364)	(1,328)	+3
Net income attributable to Deere & Company	$1,884	$1,667	+13	$4,885	$4,680	+4

*      Operating profit is income from continuing operations before corporate expenses, certain external interest expense, certain foreign exchange gains and losses, and income taxes. Operating profit of the financial services segment includes the effect of interest expense and foreign exchange gains or losses.

**     Reconciling items are primarily corporate expenses, certain external interest expense, certain foreign exchange gains and losses, pension and postretirement benefit costs excluding the service cost component, and net income attributable to noncontrolling interests.

DEERE & COMPANY

STATEMENTS OF CONSOLIDATED INCOME

For the Three and Nine Months Ended July 31, 2022 and August 1, 2021

(In millions of dollars and shares except per share amounts) Unaudited

	Three Months Ended		Nine Months Ended
	2022	2021	2022	2021
Net Sales and Revenues
Net sales	$13,000	$10,413	$33,565	$29,461
Finance and interest income	846	825	2,441	2,468
Other income	256	289	1,035	768
Total	14,102	11,527	37,041	32,697

Costs and Expenses
Cost of sales	9,511	7,574	25,124	21,307
Research and development expenses	481	394	1,336	1,137
Selling, administrative and general expenses	959	841	2,672	2,448
Interest expense	296	244	713	783
Other operating expenses	316	324	954	1,033
Total	11,563	9,377	30,799	26,708

Income of Consolidated Group before Income Taxes	2,539	2,150	6,242	5,989
Provision for income taxes	654	491	1,364	1,328

Income of Consolidated Group	1,885	1,659	4,878	4,661
Equity in income of unconsolidated affiliates		8	8	21

Net Income	1,885	1,667	4,886	4,682
Less: Net income attributable to noncontrolling interests	1		1	2
Net Income Attributable to Deere & Company	$1,884	$1,667	$4,885	$4,680

Per Share Data
Basic	$6.20	$5.36	$15.97	$14.98
Diluted	$6.16	$5.32	$15.88	$14.86
Dividends declared	$1.13	$.90	$3.23	$2.56
Dividends paid	$1.05	$.90	$3.15	$2.42

Average Shares Outstanding
Basic	304.1	311.0	305.8	312.4
Diluted	305.7	313.4	307.7	314.9

See Condensed Notes to Interim Consolidated Financial Statements.

DEERE & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions of dollars) Unaudited

	July 31	October 31	August 1
	2022	2021	2021
Assets
Cash and cash equivalents	$4,359	$8,017	$7,519
Marketable securities	719	728	688
Trade accounts and notes receivable - net	6,696	4,208	5,268
Financing receivables - net	35,056	33,799	31,449
Financing receivables securitized - net	5,141	4,659	5,401
Other receivables	1,999	1,765	1,702
Equipment on operating leases - net	6,554	6,988	6,982
Inventories	9,121	6,781	6,410
Property and equipment - net	5,666	5,820	5,649
Goodwill	3,754	3,291	3,148
Other intangible assets - net	1,281	1,275	1,267
Retirement benefits	3,125	3,601	990
Deferred income taxes	1,110	1,037	1,767
Other assets	2,236	2,145	2,448
Total Assets	$86,817	$84,114	$80,688

Liabilities and Stockholders’ Equity

Liabilities
Short-term borrowings	$14,176	$10,919	$10,404
Short-term securitization borrowings	4,920	4,605	5,277
Accounts payable and accrued expenses	12,986	12,348	11,207
Deferred income taxes	561	576	515
Long-term borrowings	32,132	32,888	32,280
Retirement benefits and other liabilities	2,911	4,344	5,272
Total liabilities	67,686	65,680	64,955

Redeemable noncontrolling interest	95

Stockholders’ Equity
Total Deere & Company stockholders’ equity	19,033	18,431	15,731
Noncontrolling interests	3	3	2
Total stockholders’ equity	19,036	18,434	15,733
Total Liabilities and Stockholders’ Equity	$86,817	$84,114	$80,688

See Condensed Notes to Interim Consolidated Financial Statements.

DEERE & COMPANY

STATEMENTS OF CONSOLIDATED CASH FLOWS

For the Nine Months Ended July 31, 2022 and August 1, 2021

(In millions of dollars) Unaudited

	2022	2021
Cash Flows from Operating Activities
Net income	$4,886	$4,682
Adjustments to reconcile net income to net cash provided by operating activities:
Provision (credit) for credit losses	62	(17)
Provision for depreciation and amortization	1,443	1,569
Impairment charges	81	50
Share-based compensation expense	64	64
Gain on remeasurement of previously held equity investment	(326)
Undistributed earnings of unconsolidated affiliates	(1)	4
Credit for deferred income taxes	(6)	(271)
Changes in assets and liabilities:
Trade, notes, and financing receivables related to sales	(2,357)	(444)
Inventories	(2,526)	(1,817)
Accounts payable and accrued expenses	(15)	742
Accrued income taxes payable/receivable	82	34
Retirement benefits	(1,014)	13
Other	45	(295)
Net cash provided by operating activities	418	4,314

Cash Flows from Investing Activities
Collections of receivables (excluding receivables related to sales)	15,774	14,480
Proceeds from sales of equipment on operating leases	1,501	1,510
Cost of receivables acquired (excluding receivables related to sales)	(18,578)	(17,161)
Acquisitions of businesses, net of cash acquired	(488)	(19)
Purchases of property and equipment	(596)	(492)
Cost of equipment on operating leases acquired	(1,717)	(1,210)
Collateral on derivatives – net	(193)	(189)
Other	(133)	(21)
Net cash used for investing activities	(4,430)	(3,102)

Cash Flows from Financing Activities
Increase in total short-term borrowings	4,267	929
Proceeds from long-term borrowings	6,281	5,877
Payments of long-term borrowings	(6,578)	(5,172)
Proceeds from issuance of common stock	55	136
Repurchases of common stock	(2,477)	(1,780)
Dividends paid	(971)	(761)
Other	(62)	(80)
Net cash provided by (used for) financing activities	515	(851)

Effect of Exchange Rate Changes on Cash, Cash Equivalents, and Restricted Cash	(143)	106

Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(3,640)	467
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	8,125	7,172
Cash, Cash Equivalents, and Restricted Cash at End of Period	$4,485	$7,639

See Condensed Notes to Interim Consolidated Financial Statements.

DEERE & COMPANY
Condensed Notes to Interim Consolidated Financial Statements
(In millions of dollars) Unaudited

(1)	Acquisitions

On February 7, 2022, the company acquired majority ownership in Kreisel Electric Inc., a pioneer in the development of immersion-cooled battery technology. The total cash purchase price, net of cash acquired, was $276 million. Most of the consideration was allocated to Goodwill and Other intangible assets.

On February 28, 2022, the company acquired full ownership of three Deere-Hitachi joint venture factories and began new license and supply agreements with Hitachi Construction Machinery. The two companies also ended their joint venture manufacturing and marketing agreements. The total invested capital was $690 million, which consists of net cash consideration and the fair value of the previously held equity investment in the joint venture. The fair value of the previous equity investment created a non-cash gain of $326 million (pretax and after-tax), which was recorded in Other income and included in the construction and forestry segment’s operating profit. The invested capital was primarily allocated to Goodwill, Inventories, and Property and equipment.

Special Items

As a result of the events in Russia / Ukraine, the company has suspended shipments to Russia, which will reduce forecasted revenue for the region, and initiated a voluntary employee-separation program. The accounting consequences during the first nine months of 2022 were impairments of most long-lived assets, an increase in reserves of certain financial assets, and an accrual for various contractual uncertainties. No significant reserves were established on trade receivables or complete goods inventory, as the company continues to experience strong payment performance and requires prepayment of existing inventories. However, the situation is fluid, and the company continues to closely monitor all financial and operational risks. As of July 31, 2022, the company’s net exposure in Russia / Ukraine was approximately $436 million. Net sales from the company’s Russian operations represented 2 percent of consolidated annual net sales from 2017 to 2021. A summary of the reserves and impairments recorded in the first nine months of 2022 follows in millions of dollars:

	Nine Months Ended July 31, 2022
	PPA	SAT	CF	FS	Total
2022 Expense:
Inventory reserve – Cost of sales	$8		$4		$12
Fixed asset impairment – Cost of sales	30		11		41
Intangible asset impairment – Cost of sales			28		28
Allowance for credit losses – Financing receivables – SA&G expenses				$32	32
Voluntary-separation program – Cost of sales	1				1
Voluntary-separation program – SA&G expenses	3		4	1	8
Contingent liabilities – Other operating expenses	3	$1	1		5
Total Russia/Ukraine events pretax expense	$45	$1	$48	$33	127

Net tax impact					(8)
Total Russia/Ukraine events after-tax expense					$119

In the first quarter of 2022, the company had a one-time payment related to the ratification of the UAW collective bargaining agreement, totaling $90 million.

In the third quarter of 2021, the company sold a closed factory that previously produced small agriculture equipment in China, resulting in a $27 million pretax gain. During the first quarter of 2021, the fixed assets in an asphalt plant factory in Germany were impaired by $38 million, pretax and after-tax. The company also continued to assess its manufacturing locations, resulting in additional long-lived asset impairments of $12 million pretax. The impairments were the result of a decline in forecasted financial performance that indicated it was probable future cash flows would not cover the carrying amount of the net assets. These impairments were offset by a favorable indirect tax ruling in Brazil of $58 million pretax.

The following table summarizes the operating profit impact, in millions of dollars, of the special items recorded for the three months and nine months ended July 31, 2022 and August 1, 2021:

	Three Months					Nine Months
	PPA	SAT	CF	FS	Total	PPA	SAT	CF	FS	Total
2022 Expense (benefit):
Gain on remeasurement of equity investment – Other income								$(326)		$(326)
Total Russia/Ukraine events pretax expense	$(1)		$1	$7	$7	$45	$1	48	$33	127
UAW ratification bonus – Cost of sales						53	9	28		90
Total expense (benefit)	(1)		1	7	7	98	10	(250)	33	(109)

2021 Expense (benefit):
Gain on sale – Other income		$(27)			(27)		(27)			(27)
Long-lived asset impairments – Cost of sales						5	3	42		50
Brazil indirect tax – Cost of sales						(53)		(5)		(58)
Total expense (benefit)		(27)			(27)	(48)	(24)	37		(35)

Period over period change	$(1)	$27	$1	$7	$34	$146	$34	$(287)	$33	$(74)

(2)	Prior to fiscal year 2021, the operating results of the Wirtgen Group (Wirtgen) were incorporated into the company’s consolidated financial statements using a one-month lag period. The reporting lag was eliminated resulting in one additional month of Wirtgen activity in both the first quarter and year-to-date period of 2021. The effect was an increase to Net sales of $270 million, which the company considers immaterial to construction and forestry’s annual net sales.

(3)	The calculation of basic net income per share is based on the average number of shares outstanding. The calculation of diluted net income per share recognizes any dilutive effect of share-based compensation.
(4)	The consolidated financial statements represent the consolidation of all of Deere & Company’s subsidiaries. The supplemental consolidating data is presented for informational purposes. Transactions between the Equipment Operations and Financial Services have been eliminated to arrive at the consolidated financial statements. In the supplemental consolidating data in Note 5 to the financial statements, the “Equipment Operations” represents the enterprise without “Financial Services,” which include the company’s production and precision agriculture operations, small agriculture and turf operations, and construction and forestry operations, and other corporate assets, liabilities, revenues, and expenses not reflected within “Financial Services.”

DEERE & COMPANY

(5) SUPPLEMENTAL CONSOLIDATING DATA

STATEMENTS OF INCOME

For the Three Months Ended July 31, 2022 and August 1, 2021

(In millions of dollars) Unaudited

	EQUIPMENT		FINANCIAL
	OPERATIONS		SERVICES		ELIMINATIONS		CONSOLIDATED
	2022	2021	2022	2021	2022	2021	2022	2021
Net Sales and Revenues
Net sales	$13,000	$10,413					$13,000	$10,413
Finance and interest income	60	33	$905	$867	$(119)	$(75)	846	825	[1]
Other income	228	263	79	96	(51)	(70)	256	289	[2]
Total	13,288	10,709	984	963	(170)	(145)	14,102	11,527

Costs and Expenses
Cost of sales	9,512	7,574			(1)		9,511	7,574	[3]
Research and development expenses	481	394					481	394
Selling, administrative and general expenses	805	702	156	141	(2)	(2)	959	841	[3]
Interest expense	109	92	223	169	(36)	(17)	296	244	[4]
Interest compensation to Financial Services	83	58			(83)	(58)			[4]
Other operating expenses	47	32	317	360	(48)	(68)	316	324	[5]
Total	11,037	8,852	696	670	(170)	(145)	11,563	9,377

Income before Income Taxes	2,251	1,857	288	293			2,539	2,150
Provision for income taxes	574	425	80	66			654	491

Income after Income Taxes	1,677	1,432	208	227			1,885	1,659
Equity in income (loss) of unconsolidated affiliates	(1)	8	1					8

Net Income	1,676	1,440	209	227			1,885	1,667
Less: Net income attributable to noncontrolling interests	1						1
Net Income Attributable to Deere & Company	$1,675	$1,440	$209	$227			$1,884	$1,667

1 Elimination of Financial Services’ interest income earned from Equipment Operations.

2 Elimination of Equipment Operations’ margin from inventory transferred to equipment on operating leases.

3 Elimination of intercompany service fees.

4 Elimination of Equipment Operations’ interest expense to Financial Services.

5 Elimination of Financial Services’ lease depreciation expense related to inventory transferred to equipment on operating leases.

DEERE & COMPANY

SUPPLEMENTAL CONSOLIDATING DATA (Continued)

STATEMENTS OF INCOME

For the Nine Months Ended July 31, 2022 and August 1, 2021

(In millions of dollars) Unaudited

	EQUIPMENT		FINANCIAL
	OPERATIONS		SERVICES		ELIMINATIONS		CONSOLIDATED
	2022	2021	2022	2021	2022	2021	2022	2021
Net Sales and Revenues
Net sales	$33,565	$29,461					$33,565	$29,461
Finance and interest income	131	95	$2,580	$2,582	$(270)	$(209)	2,441	2,468	[1]
Other income	1,028	712	271	269	(264)	(213)	1,035	768	[2]
Total	34,724	30,268	2,851	2,851	(534)	(422)	37,041	32,697

Costs and Expenses
Cost of sales	25,126	21,309			(2)	(2)	25,124	21,307	[3]
Research and development expenses	1,336	1,137					1,336	1,137
Selling, administrative and general expenses	2,215	2,089	463	365	(6)	(6)	2,672	2,448	[3]
Interest expense	297	287	493	539	(77)	(43)	713	783	[4]
Interest compensation to Financial Services	189	166			(189)	(166)			[4]
Other operating expenses	186	140	1,028	1,098	(260)	(205)	954	1,033	[5]
Total	29,349	25,128	1,984	2,002	(534)	(422)	30,799	26,708

Income before Income Taxes	5,375	5,140	867	849			6,242	5,989
Provision for income taxes	1,142	1,130	222	198			1,364	1,328

Income after Income Taxes	4,233	4,010	645	651			4,878	4,661
Equity in income of unconsolidated affiliates	4	18	4	3			8	21

Net Income	4,237	4,028	649	654			4,886	4,682
Less: Net income attributable to noncontrolling interests	1	2					1	2
Net Income Attributable to Deere & Company	$4,236	$4,026	$649	$654			$4,885	$4,680

1 Elimination of Financial Services’ interest income earned from Equipment Operations.

2 Elimination of Equipment Operations’ margin from inventory transferred to equipment on operating leases.

3 Elimination of intercompany service fees.

4 Elimination of Equipment Operations’ interest expense to Financial Services.

5 Elimination of Financial Services’ lease depreciation expense related to inventory transferred to equipment on operating leases.

DEERE & COMPANY

SUPPLEMENTAL CONSOLIDATING DATA (Continued)

CONDENSED BALANCE SHEETS

(In millions of dollars) Unaudited

	EQUIPMENT			FINANCIAL
	OPERATIONS			SERVICES			ELIMINATIONS			CONSOLIDATED
	Jul 31	Oct 31	Aug 1	Jul 31	Oct 31	Aug 1	Jul 31	Oct 31	Aug 1	Jul 31	Oct 31	Aug 1
	2022	2021	2021	2022	2021	2021	2022	2021	2021	2022	2021	2021
Assets
Cash and cash equivalents	$3,540	$7,188	$6,638	$819	$829	$881				$4,359	$8,017	$7,519
Marketable securities	2	3	3	717	725	685				719	728	688
Receivables from Financial Services	5,055	5,564	5,913				$(5,055)	$(5,564)	$(5,913)				[6]
Trade accounts and notes receivable - net	1,342	1,155	1,127	6,738	3,895	5,319	(1,384)	(842)	(1,178)	6,696	4,208	5,268	[7]
Financing receivables - net	45	73	89	35,011	33,726	31,360				35,056	33,799	31,449
Financing receivables securitized - net	2	10	13	5,139	4,649	5,388				5,141	4,659	5,401
Other receivables	1,676	1,629	1,545	371	159	171	(48)	(23)	(14)	1,999	1,765	1,702	[7]
Equipment on operating leases - net				6,554	6,988	6,982				6,554	6,988	6,982
Inventories	9,121	6,781	6,410							9,121	6,781	6,410
Property and equipment - net	5,630	5,783	5,612	36	37	37				5,666	5,820	5,649
Goodwill	3,754	3,291	3,148							3,754	3,291	3,148
Other intangible assets - net	1,281	1,275	1,267							1,281	1,275	1,267
Retirement benefits	3,062	3,539	986	65	64	63	(2)	(2)	(59)	3,125	3,601	990	[8]
Deferred income taxes	1,248	1,215	1,959	48	53	59	(186)	(231)	(251)	1,110	1,037	1,767	[9]
Other assets	1,727	1,646	1,747	510	499	702	(1)		(1)	2,236	2,145	2,448
Total Assets	$37,485	$39,152	$36,457	$56,008	$51,624	$51,647	$(6,676)	$(6,662)	$(7,416)	$86,817	$84,114	$80,688

Liabilities and Stockholders’ Equity

Liabilities
Short-term borrowings	$471	$1,509	$1,376	$13,705	$9,410	$9,028				$14,176	$10,919	$10,404
Short-term securitization borrowings	2	10	12	4,918	4,595	5,265				4,920	4,605	5,277
Payables to Equipment Operations				5,055	5,564	5,913	$(5,055)	$(5,564)	$(5,913)				[6]
Accounts payable and accrued expenses	11,925	11,198	10,484	2,494	2,015	1,916	(1,433)	(865)	(1,193)	12,986	12,348	11,207	[7]
Deferred income taxes	436	438	371	311	369	395	(186)	(231)	(251)	561	576	515	[9]
Long-term borrowings	8,481	8,915	8,982	23,651	23,973	23,298				32,132	32,888	32,280
Retirement benefits and other liabilities	2,799	4,239	5,219	114	107	112	(2)	(2)	(59)	2,911	4,344	5,272	[8]
Total liabilities	24,114	26,309	26,444	50,248	46,033	45,927	(6,676)	(6,662)	(7,416)	67,686	65,680	64,955

Redeemable noncontrolling interest	95									95

Stockholders’ Equity
Total Deere & Company stockholders’ equity	19,033	18,431	15,731	5,760	5,591	5,720	(5,760)	(5,591)	(5,720)	19,033	18,431	15,731	[10]
Noncontrolling interests	3	3	2							3	3	2
Financial Services equity	(5,760)	(5,591)	(5,720)				5,760	5,591	5,720				[10]
Adjusted total stockholders' equity	13,276	12,843	10,013	5,760	5,591	5,720				19,036	18,434	15,733
Total Liabilities and Stockholders’ Equity	$37,485	$39,152	$36,457	$56,008	$51,624	$51,647	$(6,676)	$(6,662)	$(7,416)	$86,817	$84,114	$80,688

6 Elimination of receivables / payables between Equipment Operations and Financial Services.

7 Primarily reclassification of sales incentive accruals on receivables sold to Financial Services.

8 Reclassification of net pension assets / liabilities.

9 Reclassification of deferred tax assets / liabilities in the same taxing jurisdictions.

10 Elimination of Financial Services’ equity.

DEERE & COMPANY

SUPPLEMENTAL CONSOLIDATING DATA (Continued)

STATEMENTS OF CASH FLOWS

For the Nine Months Ended July 31, 2022 and August 1, 2021

(In millions of dollars) Unaudited

	EQUIPMENT		FINANCIAL
	OPERATIONS		SERVICES		ELIMINATIONS		CONSOLIDATED
	2022	2021	2022	2021	2022	2021	2022	2021
Cash Flows from Operating Activities
Net income	$4,237	$4,028	$649	$654			$4,886	$4,682
Adjustments to reconcile net income to net cash provided by operating activities:
Provision (credit) for credit losses		5	62	(22)			62	(17)
Provision for depreciation and amortization	806	803	790	866	$(153)	$(100)	1,443	1,569	[11]
Impairment charges	81	50					81	50
Share-based compensation expense					64	64	64	64	[12]
Gain on remeasurement of previously held equity investment	(326)						(326)
Undistributed earnings of unconsolidated affiliates	370	246	(3)	(2)	(368)	(240)	(1)	4	[13]
Provision (credit) for deferred income taxes	44	(218)	(50)	(53)			(6)	(271)
Changes in assets and liabilities:
Trade, notes, and financing receivables related to sales	(215)	(73)			(2,142)	(371)	(2,357)	(444)	[14,16,17]
Inventories	(2,415)	(1,367)			(111)	(450)	(2,526)	(1,817)	[15]
Accounts payable and accrued expenses	491	860	36	(20)	(542)	(98)	(15)	742	[16]
Accrued income taxes payable/receivable	52	43	30	(9)			82	34
Retirement benefits	(1,020)	8	6	5			(1,014)	13
Other	101	(200)	(105)	26	49	(121)	45	(295)	[11,12,15]
Net cash provided by operating activities	2,206	4,185	1,415	1,445	(3,203)	(1,316)	418	4,314

Cash Flows from Investing Activities
Collections of receivables (excluding receivables related to sales)			16,927	15,704	(1,153)	(1,224)	15,774	14,480	[14]
Proceeds from sales of equipment on operating leases			1,501	1,510			1,501	1,510
Cost of receivables acquired (excluding receivables related to sales)			(19,069)	(18,349)	491	1,188	(18,578)	(17,161)	[14]
Acquisitions of businesses, net of cash acquired	(488)	(19)					(488)	(19)
Purchases of property and equipment	(595)	(491)	(1)	(1)			(596)	(492)
Cost of equipment on operating leases acquired			(1,868)	(1,818)	151	608	(1,717)	(1,210)	[15]
Increase in trade and wholesale receivables			(3,318)	(481)	3,318	481			[14]
Collateral on derivatives – net	5	(4)	(198)	(185)			(193)	(189)
Other	(87)	(10)	(74)	(42)	28	31	(133)	(21)	[13,17]
Net cash used for investing activities	(1,165)	(524)	(6,100)	(3,662)	2,835	1,084	(4,430)	(3,102)

Cash Flows from Financing Activities
Increase (decrease) in total short-term borrowings	58	(93)	4,209	1,022			4,267	929
Change in intercompany receivables/payables	70	(624)	(70)	624
Proceeds from long-term borrowings	137		6,144	5,877			6,281	5,877
Payments of long-term borrowings	(1,372)	(71)	(5,206)	(5,101)			(6,578)	(5,172)
Proceeds from issuance of common stock	55	136					55	136
Repurchases of common stock	(2,477)	(1,780)					(2,477)	(1,780)
Dividends paid	(971)	(761)	(368)	(240)	368	240	(971)	(761)	[13]
Other	(39)	(50)	(23)	(22)		(8)	(62)	(80)	[13]
Net cash provided by (used for) financing activities	(4,539)	(3,243)	4,686	2,160	368	232	515	(851)

Effect of Exchange Rate Changes on Cash, Cash Equivalents, and Restricted Cash	(148)	77	5	29			(143)	106

Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(3,646)	495	6	(28)			(3,640)	467
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	7,200	6,156	925	1,016			8,125	7,172
Cash, Cash Equivalents, and Restricted Cash at End of Period	$3,554	$6,651	$931	$988			$4,485	$7,639

11 Elimination of depreciation on leases related to inventory transferred to equipment on operating leases.

12 Reclassification of share-based compensation expense.

13 Elimination of dividends from Financial Services to the Equipment Operations, which are included in the Equipment Operations operating activities, and capital investments in Financial Services from the Equipment Operations.

14 Primarily reclassification of receivables related to the sale of equipment.

15 Reclassification of direct lease agreements with retail customers.

16 Reclassification of sales incentive accruals on receivables sold to Financial Services.

17 Elimination and reclassification of the effects of Financial Services partial financing of the construction and forestry retail locations sales and subsequent collection of those amounts.